Exhibit 10.1
AMENDMENT NO. 4 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 4 TO EMPLOYMENT AGREEMENT (“Amendment No.4”) is entered into between the Federal Home Loan Bank of San Francisco (the “Bank”) and Joseph Amato (“Employee”) to amend and restate the employment agreement between the Bank and Employee dated October 7, 2020 (“Original Employment Agreement”), as amended on July 7, 2021, October 19, 2022, and October 30, 2023 (the Original Employment Agreement, together with the amendments, the “Employment Agreement”). The effective date of this Amendment No.4 is April 1, 2025 (“Effective Date”).

WHEREAS, as resolved by the Bank’s Board of Directors (the “Board”), Employee was appointed to the position of Interim President and Chief Executive Officer (such positions, together, “CEO”) as of January 30, 2025, in addition to his existing position of Executive Vice President and Chief Financial Officer (such positions, together, “CFO”), pursuant to article V, Section 1 of the By-Laws of the Bank;

WHEREAS, as resolved by the Board, officers of the Bank have been authorized and directed to take all such further action as deemed necessary to effectuate the purposes and intent of the Board’s appointment of Employee as CEO;

WHEREAS, the Bank has selected an individual to commence as a successor CFO as of April 1, 2025;

WHEREAS, the Bank desires to continue to employ and provide related benefits to Employee solely as CEO starting April 1, 2025;

WHEREAS, to accomplish the foregoing, the Bank desires to extend Employee’s employment and related benefits until May 31, 2025;

WHEREAS, Employee desires to accept continued employment by the Bank solely as CEO;

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.Amendment to Section 1 of the Employment Agreement. Section 1 of the Employment Agreement is hereby amended and restated in its entirety as follows:

“1.    Position. Employee is currently serving as both Executive Vice President and Chief Financial Officer (collectively, “CFO”) and Interim President and Chief Executive Officer (collectively, “CEO”). As of the Effective Date, Employee shall no longer serve in the position of CFO and will continue to be employed by the Bank and serve as CEO.”

2.Amendment to Section 2 of the Employment Agreement. Section 2 of the Employment Agreement is hereby amended and restated in its entirety as follows:

Exhibit 10.1
“2.    Term. Subject to the provisions for early termination hereinafter provided, Employee’s initial term of employment commenced on October 13, 2020 (the “Effective Date”), and ended six (6) months from the Effective Date (the “Initial Term”), which was automatically extended by one (1) month effective upon the conclusion of the Initial Term (“Automatic One-Month Extension”) (the Initial Term plus the Automatic One-Month Extension period is referred to herein as “First Term.”). Upon the conclusion of the First Term, Employee began as Executive Vice President and Chief Financial Officer and commenced a second term on May 13, 2021, (“Second Term Effective Date”) that ended on March 31, 2023 (“Second Term”), which was extended by one (1) year effective upon the conclusion of the Second Term by mutual election between the Bank and Employee (“Second Term Mutual Extension”) resulting in Employee’s employment hereunder ceasing no later than March 31, 2024. Upon conclusion of the Second Term Mutual Extension, Employee commenced a third term ending on September 30, 2024 (“Third Term”); which was mutually extended by six (6) months effective upon the conclusion of the Third Term and scheduled to end on May 31, 2025 (the “Automatic Extension”). Upon conclusion of the Automatic Extension, Employee shall commence a fourth term ending on May 31, 2025 (“Fourth Term”); unless and until the earlier of either: 1) the date on which either party provides the other party with written notice of non-renewal, provided that the party giving notice must provide such notice at least thirty (30) calendar days prior to the end of the Fourth Term (termination in this manner shall be referred to herein as “Non-Renewal”), or 2) the date on which the Bank receives formal notice of nonobjection from the Federal Housing Finance Agency (“FHFA”) to an employment agreement for Employee which expressly supersedes this Agreement, provided that neither party has otherwise terminated this Agreement per the terms of Section 7 of this Agreement. Employee’s employment hereunder shall cease no later than May 31, 2025.

Notwithstanding the foregoing, the parties agree that the employment relationship between Employee and the Bank constitutes “at will” employment by law and may be terminated at any time with or without cause, for any legal reason or no reason, by either party by providing the other party with written notice. No other prior or subsequent oral representations, writings, or course of conduct by the Bank may alter the “at-will” nature of the employment relationship, and nothing in this Agreement should be construed to create any relationship other than “at-will” employment as specified herein. The “at-will” nature of the employment relationship at all times may be modified only when permitted by applicable law and by a writing signed by both Employee and the Bank specifically amending this Agreement with respect to the issue of the “at-will” employment relationship.”

3.Amendment to Section 3.A. of the Employment Agreement. Section 3.A. of the Employment Agreement is hereby amended and restated in its entirety as follows:

“A.    Duties. Employee is currently serving as both CFO and CEO. As of the Effective Date, Employee shall no longer serve in the position of CFO and will continue to be employed by the Bank and serve as CEO. The duties and services

Exhibit 10.1
required to be performed by Employee as CFO are those that are consistent with such duties as are usual and customary for the position of Chief Financial Officer. The duties and services required to be performed by Employee as CEO include overall charge and responsibility for the business and affairs of the Bank and shall be consistent with such duties as are usual and customary for the position of President and Chief Executive Officer. As CEO, Employee reports directly to the Board and performs such duties as Employee shall reasonably be directed to perform by the Board. Employee shall devote his best efforts to the performance of the duties of his position(s) with the Bank and shall devote substantially all his business time and attention to the performance of his duties under this Agreement, and shall not engage in any other employment, profitable activities, or other pursuits which would cause Employee to disclose or utilize the Bank’s Confidential Information, reflect adversely on the Bank, or violate the Bank’s Code of Conduct, Conflict of Interest policy or Code of Conduct for Senior Officers. Employee may: (a) serve on civic or charitable boards or committees; (b) serve on no more than two (2) for-profit company boards or committees; and (c) deliver lectures and fulfill speaking engagements, so long as such activities do not, in the view of the Board, interfere, in any substantive respect, with Employee’s responsibilities hereunder or conflict in any material way with the business of the Bank or the Bank’s codes of conduct or conflict of interest policies. Other than required in-person meetings or other functions requiring the physical presence of Employee at the Bank’s office(s), the Bank acknowledges and agrees that Employee will continue to perform his duties remotely and that Employee will not be required to relocate. In accordance with the Bank’s hybrid work policy, the Bank expects that meetings and functions will require Employee to be at the Bank’s office(s) an average of one week per month. Travel expenses for required in-person meetings will continue to be reimbursed by the Bank, pursuant to the Bank’s Reimbursement and Travel Expense Policy.”

4.Amendment to Section 3.B.(vii) of the Employment Agreement. References to the Bank’s President and Chief Executive Officer under Section 3.B.(vii) of the Employment Agreement shall be amended to refer to the Board. In addition, the second paragraph of Section 3.B.(vii) of the Employment Agreement is hereby amended and restated in its entirety as follows:

Employee hereby acknowledges and agrees that notwithstanding any terms to the contrary in the Bank’s SERP, and the Corporate Senior Officer Severance Policy, such plan and policy will not apply to him in connection with his employment during the Mutual Extension, Third Term, any Automatic Extension, or Fourth Term and hereby waives any such eligibility. Employee further acknowledges that the Third Special Award is partially in lieu of any and all payments or rights that might otherwise have been available to Employee under the SERP during the Mutual Extension, Third Term, any Automatic Extension, or Fourth Term. Any Third Special Award shall be subject to all applicable state and federal tax withholdings.

5.Amendment to Section 7 of the Employment Agreement. The first paragraph of

Exhibit 10.1
Section 7 of the Employment Agreement is hereby amended and restated in its entirety as follows:

“7.    Termination. Employee’s employment hereunder shall continue until the earlier of (i) the end of the Fourth Term or (ii) “Termination” defined as the occurrence of any of the following:”

6.Good Reason Not Triggered. Employee acknowledges and agrees that this Amendment No. 4 and the changes provided for herein, including without limitation Employee no longer serving in the role of CFO, will neither constitute nor contribute to any Good Reason, as defined in the Employment Agreement, or any “good reason,” “constructive termination,” or other similar term under any other plan, program, agreement or arrangement of the Bank under which Employee is a party or otherwise participates (including without limitation the Bank’s Executive Incentive Plan).

7.Amendment to Section 8.A. of the Employment Agreement. Section 8.A. of the Employment Agreement is hereby amended and restated in its entirety as follows:

“A.    Expiration. Upon the termination of this Agreement at the end of the Fourth Term or any Non-Renewal (the “Term End Date”), Employee shall be entitled to payment for any earned and unpaid Salary due for the period prior and through the Term End Date, provided that Employee completes service through such date, as well as all “Accrued Benefits” defined as: (i) all other amounts and benefits earned by and owing to Employee under any applicable benefit plans prior to and through the Term End Date, except for any rights to benefits under the SERP and Corporate Senior Officer Severance Plan as expressly waived under this Agreement; and (ii) following submission of proper expense reports by Employee, reimbursement for all expenses incurred in accordance with Section 4 of this Agreement, prior to the Term End Date. In addition, upon the Term End Date and subject to Employee signing a release of claims in a form satisfactory to the Bank, including, but not limited to, a general release of claims in favor of the Bank and other provisions required by the Bank, Employee shall be entitled to receive a severance payment equal to the “EIP Annual Award” (defined in the EIP to include both the short term incentive component and the long term incentive component) as set forth in the EIP which will be treated as vested, on a pro rata basis for the Performance Period of the year when the expiration of this Agreement occurs, and any “Deferred Awards” (as defined in the EIP) will be treated as fully vested, all of which is to be paid out as and when due in accordance with the EIP (“Severance Payment”) and fully discretionary Third Special Award on a pro rata basis for the period up to the date the Termination occurs and be paid as soon as administratively practicable following the date of the Termination. If the Employee is otherwise entitled to any EIP Awards referenced above by operation of the EIP and receives such amount(s), then (i) Employee shall receive the greater of such EIP Awards or the EIP Awards as calculated in this Section 8.A, but in no event shall Employee receive both.”

8.Amendment to Section 8.B. of the Employment Agreement. Section 8.B. of the Employment Agreement is hereby amended and restated in its entirety as follows:

Exhibit 10.1

“B.    Death. If Employee’s employment hereunder is terminated prior to the Term End Date as a result of Employee’s death pursuant to Section 7.A. above, then Employee’s estate shall be entitled to receive (a) an amount equal to the then remaining Salary through the Term End Date (provided, that if there is more than one Automatic Renewal remaining as of the date of such termination, and no Non-Renewal has occurred, then the date of Employee’s death will be treated as the date of written notice of the Non-Renewal in order to determine the applicable Term End Date), which shall be paid in a lump sum as soon as administratively practicable but in any event no later than sixty (60) calendar days following the Termination, as well as (b) all Accrued Benefits. If, on the other hand, Employee’s employment hereunder is terminated as a result of Employee’s death pursuant to Section 7.A. above on the the Term End Date, then Employee’s estate shall be entitled to (a) any accrued but unpaid amount of the Severance Payment, and (b) in the Board’s sole discretion, a Third Special Award prorated for the period up to the date the Termination occurs, which shall be paid as soon as administratively practicable following the date of the Termination. If Employee’s employment hereunder is terminated as a result of Employee’s death pursuant to Section 7.A. above, after the Term End Date, then Employee shall not be entitled to any severance pay (including, but not limited to, the Severance Payment), and the Bank shall be required to provide only (a) the Salary up to the date of the Termination, as well as (b) the Accrued Benefits.”

9.Amendment to Section 8.C. of the Employment Agreement. Section 8.C. of the Employment Agreement is hereby amended and restated in its entirety as follows:

“C.    Disability. If, prior to the Term End Date, Employee’s employment hereunder is terminated as a result of Employee’s disability pursuant to Section 7.A above and subject to any limitations provided under applicable law (a “Disability”), then Employee shall be entitled to receive (a) an amount equal to the then remaining Salary through the Term End Date (provided, that if there is more than one Automatic Renewal remaining as of the date of such termination, and no Non-Renewal has occurred, then the date of such termination will be treated as the date of written notice of the Non-Renewal in order to determine the applicable Term End Date), which shall paid in a lump sum as soon as administratively practicable but in any event no later than sixty (60) calendar days following the Termination subject to Section 8.F., as well as (b) all Accrued Benefits. If, on the other hand, Employee’s employment hereunder is terminated as a result of a Disability pursuant to Section 7.A. above on the Term End Date, then Employee shall be entitled to (a) any accrued but unpaid amount of the Severance Payment (provided Employee signs a release of claims in a form satisfactory to the Bank, including, but not limited to, a general release of claims in favor of the Bank and other provisions required by the Bank), and (b) in the Board’s sole discretion, a Third Special Award, prorated for the period up to the date the Termination occurs, which shall be paid as soon as administratively practicable following the date of the Termination. If Employee’s employment hereunder is terminated as a result of a Disability pursuant to Section 7.A. above, after the Term End Date, then Employee shall not be entitled to any severance pay (including, but

Exhibit 10.1
not limited to, the Severance Payment), and the Bank shall be required to provide only (a) the Salary up to the date of the Termination, as well as (b) the Accrued Benefits.”

10.Amendment to Section 8.E. of the Employment Agreement. Section 8.E. of the Employment Agreement is hereby amended and restated in its entirety as follows:

“E.    Without Cause or For Good Reason. If, prior to the Term End Date, Employee’s employment hereunder is terminated at any time by the Bank without Cause, or Employee terminates his employment hereunder for Section 7.D above with or without Good Reason, then Employee shall be entitled to receive: (a) an amount equal to the then remaining Salary through the Term End Date (provided, that if there is more than one Automatic Renewal remaining as of the date of such termination, and no Non-Renewal has occurred, then the date of such termination will be treated as the date of written notice of the Non-Renewal in order to determine the applicable Term End Date), which shall be paid in a lump sum as soon as administratively practicable but in any event no later than sixty (60) calendar days following the Termination subject to Section 8.F., as well as (b) all Accrued Benefits. On the other hand, if the Bank terminates Employee’s employment without Cause or Employee terminates his employment hereunder with or without Good Reason on the date of the Term End Date, then in the Board’s sole discretion, Employee shall be entitled to receive any accrued but unpaid amount of a Third Special Award, prorated for the period up to the date the Termination occurs, which shall be paid as soon as administratively practicable following the date of the Termination. In addition, if the Bank terminates Employee without Cause or Employee terminates his employment with or without Good Reason on the Term End Date, Employee shall be entitled to receive the Severance Payment (provided Employee signs a release of claims in a form satisfactory to the Bank, including, but not limited to, a general release of claims in favor of the Bank and other provisions required by the Bank). If Employee is otherwise entitled to any EIP Awards referenced above by operation of the EIP and receives such amount(s), then (i) Employee shall receive the greater of such EIP Awards or the Severance Payment, but in no event shall Employee receive both.”

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date last set forth below.

FEDERAL HOME LOAN BANK OF            EMPLOYEE
SAN FRANCISCO

By:     /s/ F. Daniel Siciliano                    By:     /s/ Joseph Amato
    F. Daniel Siciliano                        Joseph Amato
    Chair of the Board